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          As filed with the Securities and Exchange Commission on April 26, 2001
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                  FORM 8-A / A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  GENESYS S.A.
               (Exact name of registrant as specified in charter)

                                     FRANCE
                    (State of incorporation or organization)

                                      N.A.
                      (I.R.S. Employer Identification no.)

             Le Regent
         4, rue Jules Ferry                               N.A.
              B.P. 1145                                (Zip Code)
     34008 Montpellier Cedex 01
               France
(Address of Principal Executive Offices)

If this Form relates to the                If this Form relates to the
registration of a class of                 registration of a class of
securities pursuant to Section 12 (b)      securities pursuant to Section 12(g)
of the Exchange Act and is effective       of the Exchange Act and is effective
pursuant to General Instruction A.(c),     with the  effectiveness of a
please check the following box. |_|        concurrent registration pursuant
                                           to General Instruction A.(d),
                                           please check the following box. |X|


Securities Act registration statement to which this form relates:  333-55392
                                                                 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:   None

 Title of Each Class                      Name of Each Exchange On Which
 to be so Registered                      Each Class is to be Registered
 -------------------                      ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

Ordinary shares, nominal value EUR 5 per share, represented by American Depositary Shares (as evidenced by American Depositary Receipts), each American Depositary Share representing one-half of one ordinary share.

                                (Title of class)



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Introductory Note:

This Registration Statement amends the Registration Statement on Form 8-A filed on April 24, 2001 to indicate that the securities are being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and not Section 12(b) of the Exchange Act as indicated in the prior filing.

Item 1.  Description of Registrant's Securities to be Registered

         For a description of the securities to be registered hereunder, reference is made to the information under the headings "Description of the Genesys Share Capital" and "Description of Genesys American Depositary Shares" on pages 153 through 162 and pages 163 through 168, respectively, of the registrant's proxy statement / prospectus (Registration No. 333-55392), dated February 12, 2001, which information is hereby incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.  Exhibits.

         1. Proxy statement / prospectus dated February 12, 2001, incorporated by reference to the registrant's filing under Rule 424(b) with the Securities and Exchange Commission on February 14, 2001 (Registration No. 333-55392).

         2. By-laws of Genesys S.A., incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form F-4 (Registration No. 333-55392).

         3. Form of Deposit Agreement, incorporated by reference to Exhibit (a) to the Registration Statement on Form F-6 (Registration No. 333-13164) filed with respect to the American Depositary Shares.

         4. Form of Specimen American Depositary Receipt evidencing the American Depositary Shares (included as Exhibit A to Exhibit 3 above).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  GENESYS S.A.
                                                  ------------
                                                  (Registrant)

Date:    April 26, 2001                           By:  /s/ Pierre Schwich
                                                     --------------------
                                                     Name:  Pierre Schwich
                                                     Title: Chief Financial
                                                            Officer

                                INDEX TO EXHIBITS

 Exhibit No.                                 Exhibit
 -----------                                 -------

     1. Proxy statement / prospectus, incorporated by reference to the registrant's filing under Rule 424(b) with the Securities and Exchange Commission on February 14, 2001 (Registration No. 333-55392).

     2.              By-laws of Genesys S.A., incorporated by reference to
                     Exhibit 3.1 to the registrant's Registration Statement on Form F-4 (Registration No. 333-55392).

     3. Form of Deposit Agreement, incorporated by reference to Exhibit (a) to the Registration Statement on Form F-6 (Registration No. 333-13164) filed with respect to the American Depositary Shares.

     4. Form of Specimen American Depositary Receipt evidencing the American Depositary Shares (included as Exhibit A to Exhibit 3 above).